Exhibit 99.77Q3 CERT

(a)(i)The President and Chief Executive Officer and the Treasurer of INVESCO Stock Funds, Inc. have evaluated its disclosure controls and procedures within 90 days of the filing of this report, and have determined that such controls and procedures are reasonably designed to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is prepared.

(a)(ii)The President Chairman and Chief Executive Officer and the Treasurer of INVESCO Stock Funds, Inc. have reviewed its disclosure controls and procedures within 90 days of the filing of this report, and there has been no significant changes in the registrant's internal controls or in other factors that could significantly affect such controls subsequent to the date of their evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

(a)(iii)

                                  CERTIFICATION

I, Raymond R. Cunningham, certify that:

1. I have reviewed this report on Form N-SAR of INVESCO Stock Funds, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial information included in this report, and the financial statements on which the financial information is based, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report;

4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in rule 30a-2(c) under the Investment Company Act) for the registrant and have:

     a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

     b) evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this report (the "Evaluation Date"); and

     c) presented in this report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

     a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize, and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

     b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

6. The registrant's other certifying officers and I have indicated in this report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.



Date: 3/24/03
      --------
                                 /s/ Raymond R. Cunningham
                                 -------------------------
                                 Raymond R. Cunningham
                                 President and Chief Executive Officer

                                  CERTIFICATION

I, Ronald L. Grooms, certify that:

1. I have reviewed this report on Form N-SAR of INVESCO Stock Funds, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial information included in this report, and the financial statements on which the financial information is based, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report;

4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in rule 30a-2(c) under the Investment Company Act) for the registrant and have:

     a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

     b) evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this report (the "Evaluation Date"); and

     c) presented in this report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

     a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize, and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

     b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

6. The registrant's other certifying officers and I have indicated in this report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.



Date: 3/21/03
      --------
                                 /s/ Ronald L. Grooms
                                 --------------------
                                 Ronald L. Grooms
                                 Treasurer

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and 74U2, and 74V1 and 74V2 correctly, the correct answers are as follows:

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

                     Total Income Dividends (000's omitted)
                     --------------------------------------

Share           Basic Value         Dynamics    Growth          Growth & Income
Class           Fund                Fund        Fund            Fund
--------------------------------------------------------------------------------
Institutional     N/A               $  0          N/A               N/A
Investor          N/A               $  0        $  0            $   0
Class A         $  0                $  0        $  0            $   0
Class B           N/A               $  0        $  0            $   0
Class C           N/A               $  0        $  0            $   0
Class K           N/A               $  0        $  0            $   0

                INVESCO             S&P 500     Small Company
Share           Endeavor            Index       Growth          Value Equity
Class           Fund                Fund        Fund            Fund
--------------------------------------------------------------------------------
Institutional     N/A               $  3          N/A               N/A
Investor        $     0             $797        $  0            $   509
Class A         $     0              N/A        $  0            $     3
Class B         $     0              N/A        $  0            $     0
Class C         $     0              N/A        $  0            $     1
Class K         $     0              N/A        $  0                N/A


Item 73A1 and 73A2
Distributions per share for which record date passed during the period

                      Dividends from Net Investment Income
                      ------------------------------------

Share           Basic Value         Dynamics    Growth          Growth & Income
Class           Fund                Fund        Fund            Fund
--------------------------------------------------------------------------------
Institutional     N/A               $0.00         N/A               N/A
Investor          N/A               $0.00       $0.00           $0.00
Class A         $0.00               $0.00       $0.00           $0.00
Class B           N/A               $0.00       $0.00           $0.00
Class C           N/A               $0.00       $0.00           $0.00
Class K           N/A               $0.00       $0.00           $0.00


                INVESCO             S&P 500     Small Company
Share           Endeavor            Index       Growth          Value Equity
Class           Fund                Fund        Fund            Fund
--------------------------------------------------------------------------------
Institutional     N/A               $0.076        N/A               N/A
Investor        $0.00               $0.053      $0.00           $0.081
Class A         $0.00                  N/A      $0.00           $0.109
Class B         $0.00                  N/A      $0.00           $0.022
Class C         $0.00                  N/A      $0.00           $0.018
Class K         $0.00                  N/A      $0.00               N/A

Item 74U1 and 74U2
Number of shares outstanding

                       Shares Outstanding (000's omitted)
                       ----------------------------------

Share           Basic Value         Dynamics    Growth          Growth & Income
Class           Fund                Fund        Fund            Fund
--------------------------------------------------------------------------------
Institutional     N/A                  2,598      N/A                N/A
Investor          N/A                315,170    280,421             6,607
Class A           136                    861        122                41
Class B           N/A                     78         18                10
Class C           N/A                  1,192      1,883               171
Class K           N/A                  3,513      1,188                19


                INVESCO             S&P 500     Small Company
Share           Endeavor            Index       Growth          Value Equity
Class           Fund                Fund        Fund            Fund
--------------------------------------------------------------------------------
Institutional     N/A                     33       N/A               N/A
Investor        9,169                 15,927     90,517            6,012
Class A            91                    N/A        429               45
Class B             2                    N/A         27               16
Class C           165                    N/A        140               76
Class K             0                    N/A      8,337              N/A


Item 74V1 and 74V2
Net asset value per share (to nearest cent)

                            Net Asset Value Per Share
                            -------------------------

Share           Basic Value         Dynamics    Growth          Growth & Income
Class           Fund                Fund        Fund            Fund
--------------------------------------------------------------------------------
Institutional     N/A               $10.71        N/A               N/A
Investor          N/A               $10.61      $1.50             $5.66
Class A           $14.83            $10.63      $1.49             $5.66
Class B           N/A               $10.55      $1.49             $5.62
Class C           N/A               $10.34      $1.46             $5.53
Class K           N/A               $10.56      $1.37             $5.64

                INVESCO             S&P 500     Small Company
Share           Endeavor            Index       Growth          Value Equity
Class           Fund                Fund        Fund            Fund
--------------------------------------------------------------------------------
Institutional     N/A               $8.65         N/A               N/A
Investor          $5.20             $9.00       $8.10             $15.27
Class A           $5.55             N/A         $8.11             $15.10
Class B           $5.16             N/A         $8.06             $15.23
Class C           $5.09             N/A         $7.78             $14.96
Class K           $5.17             N/A         $8.11               N/A